EX-4.r.
                                                                       7587ANY-A
                                         JACKSON NATIONAL LIFE INSURANCE COMPANY
                                                                     OF NEW YORK
                                                                 A Stock Company





                 FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT
                   WITH BONUS AND ANNUAL STEP-UP ENDORSEMENT

This endorsement is made a part of the Contract to which it is attached and is effective on the Issue Date of the Contract, unless another effective date for this endorsement is shown below. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control.

PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED.

THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB) CAN ONLY BE TAKEN AS A WITHDRAWAL BENEFIT AND DOES NOT INCREASE THE CONTRACT VALUE. THIS IS AN OPTIONAL BENEFIT AND THERE IS AN ADDITIONAL COST TO THE SEPARATE ACCOUNT CONTRACT VALUE FOR THE BENEFIT PROVIDED.

THE FOR LIFE GUARANTEE DOES NOT BECOME EFFECTIVE UNTIL THE LATER OF THE CONTRACT ANNIVERSARY ON OR IMMEDIATELY FOLLOWING THE OWNER'S (OR OLDEST JOINT OWNER'S) ATTAINED AGE 63 OR THE EFFECTIVE DATE OF THIS ENDORSEMENT. FOR THE FOR LIFE GUARANTEE TO TAKE EFFECT, THE CONTRACT MUST STILL BE IN FORCE WITH A CONTRACT VALUE GREATER THAN ZERO AND THE EFFECTIVE DATE OF THE FOR LIFE GUARANTEE MUST BE BEFORE THE INCOME DATE. IN ADDITION, ON THE EFFECTIVE DATE OF THE FOR LIFE GUARANTEE, THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA) IS RESET.

A PARTIAL WITHDRAWAL IN EXCESS OF THE GREATER OF THE GAWA OR THE REQUIRED MINIMUM DISTRIBUTION (RMD) WILL HAVE AN ADVERSE EFFECT ON THE BENEFITS PROVIDED BY THIS ENDORSEMENT. ANY WITHDRAWAL IN EXCESS OF THE GREATER OF THE GAWA OR THE RMD IN ANY CONTRACT YEAR WILL DECREASE THE GAWA.

A BONUS RATE OF 7% OF THE BONUS BASE WILL BE APPLIED TO THE GUARANTEED WITHDRAWAL BALANCE (GWB) AT THE END OF EACH CONTRACT YEAR DURING THE BONUS PERIOD ONLY IF NO WITHDRAWALS ARE TAKEN DURING THAT CONTRACT YEAR.

THE GUARANTEED WITHDRAWAL BALANCE ADJUSTMENT WILL BE APPLIED TO THE GWB ON THE GWB ADJUSTMENT DATE ONLY IF NO WITHDRAWALS ARE TAKEN ON OR PRIOR TO THAT DATE.

WITHDRAWALS UNDER THE GMWB ARE NOT CUMULATIVE. GUARANTEED WITHDRAWALS AVAILABLE BUT NOT TAKEN DURING ANY GIVEN CONTRACT YEAR CANNOT BE TAKEN AS A GUARANTEED WITHDRAWAL IN A SUBSEQUENT CONTRACT YEAR.

UPON FULL SURRENDER OF THE CONTRACT, THE GMWB IS TERMINATED WITHOUT VALUE. SURRENDER OF YOUR CONTRACT WITH A REDUCED OR ZERO CONTRACT VALUE MAY NOT BE APPROPRIATE IF THE GWB IS POSITIVE.

FOR INFORMATION ON HOW THIS GMWB IS CALCULATED, PLEASE SEE THE ILLUSTRATION ON PAGE 12.

CERTAIN DEFINITIONS AS FOUND IN THE CONTRACT WHICH ARE RELEVANT TO THIS ENDORSEMENT HAVE BEEN LISTED BELOW FOR INFORMATIONAL PURPOSES.

CONTRACT VALUE. The Contract Value equals the sum of the Separate Account Contract Value and the Fixed Account Contract Value.

INCOME DATE. The date on which annuity payments are scheduled to begin.

SEPARATE ACCOUNT CONTRACT VALUE. The current value of the amounts allocated to the Investment Divisions of this Contract.

WITHDRAWAL VALUE. The Contract Value, less any tax payable, minus any applicable Withdrawal Charges, Annual Contract Maintenance Charges, and charges due under any optional endorsement to the Contract, adjusted for any applicable Interest Rate Adjustment.

The Contract is amended as follows:

1)   The following language is added to the CONTRACT DATA PAGE of the Contract:

     "Guaranteed Minimum Withdrawal Benefit (GMWB) Charge:

          On a monthly basis, the charge equals [0.0800%] of the Guaranteed Withdrawal Balance (GWB) and is deducted from the Separate Account Contract Value (i) at the end of each Contract Month; and (ii) upon termination of the GMWB. Upon step-up on or after the 11th Contract Anniversary following the effective date of this endorsement, the Company reserves the right to increase the GMWB Charge percentage, subject to a maximum GMWB Charge percentage, on a monthly basis, of [0.1250%].

          The GMWB Charge will be discontinued upon the earlier of the termination of this benefit or the date on which the Contract Value equals zero."

2)   The following language is added to the DEFINITIONS section of the Contract:

"BENEFIT DETERMINATION BASELINE (BDB). The value used to determine whether the GAWA% will increase upon step-up.

BONUS PERIOD. The Bonus Period begins on the effective date of this endorsement and will re-start at the time the bonus base is increased due to a step-up if the step-up occurs on or before the Contract Anniversary immediately following the Owner's (if Joint Owners, the oldest Owner's) 80th birthday. The Bonus
Period ends on the earlier of (a) the 10th Contract Anniversary following the beginning of the most recent Bonus Period, or (b) the date on which the Contract Value falls to zero as the result of a partial withdrawal or deduction of charges.

CONTRACT MONTH. The one-month period beginning on the Issue Date or any Contract Monthly Anniversary.

CONTRACT MONTHLY ANNIVERSARY. Each one-month anniversary of the Issue Date.

CONTRACT QUARTERLY ANNIVERSARY. Each three-month anniversary of the Issue Date.

CONTRACT YEAR. The twelve-month period beginning on the Issue Date or any Contract Anniversary.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount the Owner is allowed to withdraw each Contract Year, subject to the exception stated in this endorsement, for the guarantee to remain fully effective.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage upon which the GAWA is based.

GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB Charge and other GMWB values are based.

GWB ADJUSTMENT DATE. The later of (a) the Contract Anniversary on or immediately following the Owner's (if Joint Owners, the oldest Owner's) 70th birthday, or
(b) the 10th Contract Anniversary following the effective date of this endorsement.

RECAPTURE CHARGE. For Contracts with a Contract Enhancement, the Recapture Charge is assessed against certain withdrawals from the Contract Value whenever a withdrawal is made of the Premium allocated to the Contract Value that has received a Contract Enhancement, or upon the exercise of the Right to Examine.

REQUIRED MINIMUM DISTRIBUTION (RMD). For certain qualified contracts, the Required Minimum Distribution is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only."

3)   The  following  language  is  added  to the  WITHDRAWAL  PROVISIONS  of the
     Contract:

"FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows the Owner to make periodic partial withdrawals, prior to the Income Date, for 1) the lifetime of the Owner, or, with Joint Owners, the lifetime of the Joint Owner who dies first if the For Life Guarantee is in effect or 2) if the For Life Guarantee is not in effect, until the earlier of the death of the Owner (or any Joint Owner) or until the GWB is depleted, regardless of the performance of the Investment Divisions or level of the Contract Value. The guarantee is fully effective if periodic partial withdrawals taken within any one Contract Year do not exceed the greater of the GAWA or the RMD. Withdrawals under the GMWB are non-cumulative; therefore if the Owner does not take the GAWA or the RMD in one year, the Owner may not take more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent years. On each Contract Anniversary following the effective date of this endorsement, the GWB will automatically "step up" to the highest quarterly Contract Value if the highest quarterly Contract Value is greater than the GWB.

The withdrawals made under this endorsement are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract or any other endorsements attached to the Contract.

For purposes of this endorsement, partial withdrawals are considered to be the entire amount withdrawn from the Contract, including any applicable charges and adjustments for such withdrawals. Any withdrawal less than or equal to the greater of the GAWA or the RMD is considered a partial withdrawal, not a full withdrawal, even if it is greater than or equal to the Contract Value.

A partial withdrawal in excess of the Withdrawal Value (if applicable) will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply.

If the age of any Owner is incorrectly stated at the time of the election of the GMWB, on the date the misstatement is discovered the GWB and GAWA will be re-calculated based on the GAWA% applicable at the correct age.

Assessment of GMWB Charge.

The GMWB Charge is as specified above. This charge will be deducted at the end of each Contract Month on a pro rata basis from the Investment Divisions of the Separate Account. GMWB Charges in excess of the Separate Account Contract Value will be waived. GMWB Charges result in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. Upon termination of the GMWB, a pro rata GMWB Charge will be deducted from Your Separate Account Contract Value for the period since the last monthly GMWB Charge.

Guaranteed Withdrawal Balance.

On the effective date of this endorsement, the GWB is determined as follows and is subject to a maximum of $5,000,000.00:

     1. If elected as of the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable premium taxes.

     2. If elected after the Issue Date of the Contract, the GWB equals the Contract Value on the effective date of this endorsement, less any applicable Recapture Charge that would be assessed on a full withdrawal.

With each subsequent Premium received after this endorsement is effective, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the maximum shown above.

With each partial withdrawal, the GWB is reduced. If You choose to withdraw an amount that exceeds the greater of the GAWA or the RMD during any Contract Year, the GWB may be reduced by an amount greater than the partial withdrawal.

Partial withdrawals will affect the GWB as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GWB is equal to the greater of:

     a.   the GWB prior to the partial  withdrawal less the partial  withdrawal;
          or

     b.   zero.

2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GWB is equal to the greater of:

     a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or

     b.   zero.

Guaranteed Annual Withdrawal Amount.

The GAWA% is the percentage upon which the GAWA is based and is defined in the table below:

             ---------------------------------- --------------------
                       Attained Age                    GAWA%
             ---------------------------------- --------------------
             ---------------------------------- --------------------
                           45-74                        5%
             ---------------------------------- --------------------
             ---------------------------------- --------------------
                           75-80                        6%
             ---------------------------------- --------------------
             ---------------------------------- --------------------
                            81+                         7%
             ---------------------------------- --------------------

The GAWA% is determined at the earlier of: 1) the time of the first  withdrawal,
2) the date that the Contract Value reduces to zero, 3) the date that the GMWB endorsement is continued by a spousal Beneficiary, or 4) upon election of the Life Income of the GAWA Income Option. The GAWA% is based on the Owner's attained age at the time of determination (if there are Joint Owners, it is based on the attained age of the oldest Joint Owner). The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination.

With each subsequent Premium received after the GAWA% is determined, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the GAWA% multiplied by the subsequent Premium payment, net of any applicable premium taxes, or the GAWA% multiplied by the increase in the GWB, if less.

Partial withdrawals will affect the GAWA as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD and the For Life Guarantee is effective, the GAWA will be unchanged.

2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD and the For Life Guarantee is not effective, the GAWA is the lesser of:

     a.   the GAWA prior to the partial withdrawal; or

     b.   the GWB after the partial withdrawal.

3. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD and the For Life Guarantee is effective, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal.

4. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD and the For Life Guarantee is not effective, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GAWA is the lesser of:

     a.   the  GAWA  prior  to the  partial  withdrawal,  reduced  in  the  same
          proportion   that  the  Contract  Value  is  reduced  for  the  excess
          withdrawal; or

     b.   the GWB after the partial withdrawal.

Benefit Determination Baseline.

On the effective date of this endorsement, the BDB is determined as follows:

1. If the effective date of this endorsement is the Issue Date of the Contract, the BDB equals the initial Premium net of any applicable premium taxes.

2. If the effective date of this endorsement is after the Issue Date of the Contract, the BDB equals the Contract Value on the effective date of this endorsement, less any applicable Recapture Charge that would be assessed on a full withdrawal.

With each subsequent Premium received after this endorsement is effective, the BDB will be recalculated to equal the BDB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes.

No adjustment is made to the BDB for partial withdrawals.

Guaranteed Withdrawal Balance Bonus.

A bonus will be applied to the GWB at the end of each Contract Year during the Bonus Period if no withdrawals are taken during that Contract Year.

At the time the bonus is applied:

1. The GWB equals the GWB prior to the application of the bonus plus 7% of the bonus base, subject to a maximum of $5,000,000.00.

2. If the bonus is applied after the first withdrawal, the GAWA is the greater of:

     a.   the GAWA% multiplied by the new GWB; or

     b.   the GAWA prior to the bonus.

The bonus base is determined as follows:

On the effective date of this endorsement, the bonus base is equal to the GWB.

With each subsequent Premium received after this endorsement is effective, the bonus base will be recalculated to equal the bonus base prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of $5,000,000.00.

Partial withdrawals will affect the bonus base as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the bonus base will be unchanged.

2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the bonus base is set equal to the lesser of the GWB following the partial withdrawal or the bonus base prior to the partial withdrawal.

The GWB bonus provision is terminated on the date the GMWB endorsement is terminated.

Guaranteed Withdrawal Balance Adjustment.

If no withdrawals are taken on or prior to the GWB Adjustment Date, the Owner is eligible for the GWB adjustment.

At the time the GWB adjustment is applied, the GWB will be set equal to the greater of the current GWB or the GWB adjustment, subject to a maximum of $5,000,000.00. The Guaranteed Withdrawal Balance Bonus will not be adjusted at the time the GWB adjustment is applied.

The GWB adjustment is determined as follows:

On the effective date of this endorsement, the GWB adjustment is equal to 200% of the GWB, subject to a maximum of $5,000,000.00.

With each subsequent Premium received after this endorsement is effective and prior to the first Contract Anniversary following the effective date of this endorsement, the GWB adjustment is recalculated to equal the GWB adjustment prior to the Premium payment plus 200% of the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of $5,000,000.00.

With each subsequent Premium received on or after the first Contract Anniversary following the effective date of this endorsement, the GWB adjustment is recalculated to equal the GWB adjustment prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of $5,000,000.00.

The GWB adjustment provision is terminated on the GWB Adjustment Date, the date the Contract Value is reduced to zero, the date this GMWB endorsement is terminated, or the date this GMWB endorsement is continued by a spousal Beneficiary.

For Life Guarantee.

While the Contract is still in force with a Contract Value greater than zero and before the Income Date, the For Life Guarantee becomes effective on the later of:

1. the Contract Anniversary on or immediately following the Owner's (if Joint Owners, the oldest Owner's) attained age 63; or

2.   the effective date of this endorsement.

If the For Life Guarantee becomes effective after the GAWA% is determined, the GAWA is reset to equal the GAWA% multiplied by the current GWB.

The For Life Guarantee is terminated when this GMWB endorsement is terminated or if this GMWB endorsement is continued by a spousal Beneficiary.

Contract Value Reduces to Zero.

If the Contract Value is reduced to zero, all other rights under the Contract cease, no subsequent Premium payments will be accepted, all other endorsements are terminated without value, and Spousal Continuation is not available upon the death of the Owner or the death of any Joint Owner. The Bonus Period is terminated and no further bonuses are applied.

If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Owner's (or oldest Joint Owner's) attained age at the time the Contract Value falls to zero and the GAWA will be equal to the GAWA% multiplied by the GWB.

If the For Life Guarantee is effective, the Owner will receive annual payments of the GAWA until the death of the Owner or the death of any Joint Owner.

If the For Life Guarantee is not effective, the Owner will receive annual payments of the GAWA until the earlier of the depletion of the GWB or the death of the Owner or the death of any Joint Owner. The last payment will not exceed the remaining GWB at the time of payment.

Subject to the Company's approval, the Owner may elect to receive payments more frequently than annually. However, the sum of the payments made during the year may not exceed the annual payment amount described above.

With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted.

Upon the death of the Owner or the death of any Joint Owner, all payments will cease. No death benefit will apply.

Guaranteed Withdrawal Balance Step-Up.

On each Contract Anniversary following the effective date of this endorsement, the GWB will automatically step up to the highest quarterly Contract Value if the highest quarterly Contract Value is greater than the GWB.

Upon step-up on or after the 11th Contract Anniversary following the effective date of this endorsement, the Company reserves the right to prospectively increase the GMWB Charge percentage, subject to the maximum GMWB Charge percentage indicated in this endorsement. You will be notified in advance of a GMWB Charge percentage increase and may elect to discontinue the automatic step-ups. You may subsequently elect to reinstate the GWB step-up provision at the then current GMWB Charge percentage. All requests will be effective on the Contract Anniversary following receipt of the request in Good Order.

The highest quarterly Contract Value is equal to the highest of the quarterly adjusted Contract Values from the four most recent Contract Quarterly Anniversaries, including the Contract Anniversary upon which the step-up is determined.

The quarterly adjusted Contract Value is equal to the Contract Value on the Contract Quarterly Anniversary, plus any Premium paid subsequent to that Contract Quarterly Anniversary, net of any applicable premium taxes, adjusted for any partial withdrawals taken subsequent to that Contract Quarterly Anniversary.

Partial withdrawals will affect the quarterly adjusted Contract Value as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the quarterly adjusted Contract Value is equal to the greater of:

     a. the quarterly adjusted Contract Value prior to the partial withdrawal less the partial withdrawal; or

     b.   zero.

2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the quarterly adjusted Contract Value is equal to the greater of:

     a. the quarterly adjusted Contract Value prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or

     b.   zero.

At the time of step-up:

1. The GWB is set equal to the highest quarterly Contract Value, subject to a maximum of $5,000,000.00.

2. The bonus base will automatically step up to the new GWB if the new GWB is greater than the bonus base.

3.   The BDB equals the greater of:

     a.   The highest quarterly Contract Value; or

     b.   The BDB prior to the step-up.

If the step-up occurs after the GAWA% is determined:

1. If the highest quarterly Contract Value is greater than the BDB prior to the step-up and the For Life Guarantee is still in effect, the GAWA% is re-determined based on the attained age of the Owner (if there are Joint Owners, it will be based on the attained age of the oldest Joint Owner.)

2.   The GAWA is the greater of:

     a.   the GAWA% (as re-determined, if applicable) multiplied by the new GWB;
          or

     b.   the GAWA prior to the step-up."

4)   The  following  language is added to the DEATH  BENEFIT  PROVISIONS  of the
     Contract:

"Upon the death of the Owner or the death of any Joint Owner, while the Contract is still in force, the GMWB terminates without value, unless continued by the spouse.

Upon continuation of the Contract by a spousal Beneficiary, the spouse may elect to terminate the GMWB on the Continuation Date and thereafter no GMWB Charge will be assessed. If the spouse does not make such election on the Continuation Date, the GMWB will remain in force and may not be subsequently terminated independently from the Contract to which it is attached.

If the GMWB is continued, the For Life Guarantee and the Guaranteed Withdrawal Balance Adjustment provisions will no longer be effective and the GAWA% will not change on future step-ups. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the original Owner's (or oldest Joint Owner's) attained age on the continuation date and the GAWA will be equal to the GAWA% multiplied by the GWB. No other adjustments will be made to the GWB or the GAWA at the time of such continuation. Step-ups will continue as permitted in accordance with the rules described under the Guaranteed Withdrawal Balance Step-Up provision. Bonuses will continue to apply in accordance with the rules described in the Guaranteed Withdrawal Balance Bonus provision. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the effective date of this endorsement will continue to be the original endorsement effective date. The Bonus Period will continue to be based on the original effective date of this endorsement or the most recent bonus base step-up, if applicable. The latest date upon which the Bonus Period can re-start will continue to be based on the original Owner's (if Joint Owners, the oldest Owner's) attained age."

5) The following language is added to the INCOME PROVISIONS of the Contract:

"On the Latest Income Date if the For Life Guarantee is in effect, in addition to the Income Options available under the Contract, the following Income Option may be elected:

Life Income of the GAWA. The Owner is entitled to receive payments of a fixed dollar amount payable during the lifetime of the Owner. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option. This amount will be paid in the frequency (not less than annually) that the Owner elects. No further annuity payments are payable after the death of the Owner, and there is no provision for a death benefit payable to the Beneficiary. Therefore, it is possible for only one annuity payment to be made under this Income Option if the Owner has an early death. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Owner's (or the oldest Joint Owner's) attained age at the time of election of this Income Option and the GAWA will be equal to the GAWA% multiplied by the GWB.

On the Latest Income Date if the For Life Guarantee is not in effect, in addition to the Income Options available under the Contract, the following Income Option may be elected:

Specified Period Income of the GAWA. The Owner is entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option, but will not exceed the remaining GWB. This amount will be paid over the determined number of years in the frequency (not less than annually) that the Owner elects. If, at the death of the Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. This option may not be available on certain Qualified Plans."

TERMINATION OF THE GMWB. The GMWB will terminate, a pro rata GMWB Charge will be deducted from Your Separate Account Contract Value for the period since the last monthly GMWB Charge, and all benefits under this endorsement will cease on the earlier of:

1.   the date the Owner elects to receive income payments under the Contract;

2.   the date of a full surrender;

3. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless continued by the spouse;

4. the Continuation Date if the spousal Beneficiary elects to terminate the GMWB; and

5. the date upon which all obligations for payment under this endorsement have been satisfied after the Contract has been terminated.

Endorsement effective date (if different from Issue Date of the Contract):

                                         SIGNED FOR THE
                                         JACKSON NATIONAL LIFE INSURANCE COMPANY
                                         OF NEW YORK
                                         CLARK P. MANNING
                                         Clark P. Manning
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER


                 Illustration of Withdrawal Calculations of the For Life Guaranteed Minimum Withdrawal Benefit With Bonus and Annual Step-Up

These examples are provided to assist you in understanding how certain values are computed for this endorsement when withdrawals are made from the Contract. The examples only depict limited circumstances and specific factual assumptions. The results may vary depending upon the timing or sequence of actions as well as changes in market conditions.

The following examples assume you elect the For Life GMWB With Bonus and Annual Step-Up when you purchase your Contract, and your initial Premium payment is $100,000. No other optional benefits are elected. The examples assume that you are 65 years old at the time of your first withdrawal. Under these circumstances, your initial GWB, BDB, and bonus base are equal to $100,000, your initial GWB Adjustment is $200,000, your GAWA% is 5%, and your initial GAWA is $5,000.

Example 1: Withdrawal equal to the GAWA when the Contract Value has decreased due to negative market performance.

If you withdraw the GAWA ($5,000) and your Contract Value is $80,000 at the time of withdrawal, then

     o Your GWB becomes $95,000, which is your prior GWB ($100,000) minus the GAWA ($5,000).

     o Your GAWA for the next year remains $5,000 because you did not take more than the GAWA ($5,000).

     o Your bonus base remains $100,000 because you did not withdraw more than the GAWA ($5,000). However, since a withdrawal was taken during the Contract Year, no bonus will be applied to the GWB at the end of the Contract Year.

     o If the withdrawal was taken prior to the GWB Adjustment Date, you will no longer be eligible for the GWB adjustment.

     o Your BDB remains $100,000 since the BDB is not adjusted for partial withdrawals.

Example 2: Withdrawal exceeds the greater of the GAWA or the RMD when the Contract Value has decreased due to negative market performance.

If you withdraw $20,000, your GAWA of $5,000 is greater than your RMD, your For Life Guarantee is effective, and your Contract Value is $80,000 at the time of withdrawal, then

     o The dollar for dollar portion of the withdrawal is equal to the GAWA ($5,000). The excess withdrawal is the amount by which the partial withdrawal exceeds the GAWA: $20,000-$5,000 = $15,000.

     o The Contract Value, after reduction for the dollar for dollar portion of the withdrawal, is $75,000. The excess withdrawal of $15,000 reduces the Contract Value by 20% ($15,000/$75,000 = 20%).

     o Your new GWB is $76,000, which is your prior GWB minus the dollar for dollar portion of the withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal (($100,000 - $5,000) x (1-20%) = $76,000).

     o Your new GAWA is $4,000, which is the GAWA prior to the withdrawal reduced by 20%.

     o We recalculate your bonus base to equal the lesser of your new GWB ($76,000) or your bonus base prior to the partial withdrawal ($100,000). In this case, your new bonus base becomes $76,000. In addition, since a withdrawal was taken during the Contract Year, no bonus will be applied to the GWB at the end of the Contract Year.

     o If the withdrawal was taken prior to the GWB Adjustment Date, you will no longer be eligible for the GWB adjustment.

     o Your BDB remains $100,000 since the BDB is not adjusted for partial withdrawals.

As you can see from the examples above, taking a withdrawal that exceeds the greater of the GAWA or the RMD reduces the Guaranteed Minimum Withdrawal Benefit.